Exhibit 1.1

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

(a Marshall Islands limited partnership)

[                    ] Common Units representing limited partner interests

FORM OF UNDERWRITING AGREEMENT

Dated: [            ], 2014

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

(a Marshall Islands limited partnership)

[                    ] Common Units representing limited partner interests

FORM OF UNDERWRITING AGREEMENT

Merrill Lynch, Pierce, Fenner & Smith

                               Incorporated

[                    ]

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

                                 Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

NAVIOS MARITIME MIDSTREAM PARTNERS L.P., a Marshall Islands limited partnership (the “Partnership”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), [                    ] and [                    ] and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, [                    ] and [                    ] are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partner interests in the Partnership (the “Common Units”) set forth in Schedule A hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [                    ] additional Common Units. The aforesaid [                    ] Common Units (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [                    ] Common Units subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Partnership understands that the Underwriters propose to make a public offering of the Securities (the “Offering”) as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

It is understood and agreed to by all parties that the Partnership was formed on October 13, 2014 by Navios Maritime Acquisition Corporation, a Marshall Islands corporation (“Navios Maritime Acquisition”), to own, operate and acquire crude oil tankers under long-term employment contracts, as described more particularly in the General Disclosure Package, the Preliminary Prospectus and the Option Agreement/Share Purchase Agreement (each as defined herein). Navios Midstream GP LLC (the “General Partner”) was also formed on October 13, 2014 to act as the general partner of the Partnership. It is further understood and agreed by all parties that, as of the date of this Agreement:

•	Navios Maritime Acquisition directly owns a 100% membership interest in the General Partner, a 98% limited partner interest in the Partnership and 100% of the outstanding capital stock of each of the subsidiaries listed on Schedule B (the “Operating Subsidiaries”);

•	The General Partner directly owns a 2% general partner interest in the Partnership; and

•	The Partnership directly owns a 100% membership interest in Navios Maritime Midstream Operating LLC, a Marshall Islands limited liability company (the “Operating Company”).

It is understood and agreed by all parties that substantially contemporaneously with the Closing Time (as defined in Section 2(c) hereof), the following transactions (the “Transactions”) will occur:

a)	Pursuant to the First Contribution and Conveyance Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “First Contribution Agreement”), Navios Maritime Acquisition will contribute to the Partnership all of the outstanding shares of capital stock of Shinyo Ocean Limited, a company formed under the laws of Hong Kong, and Shinyo Kannika Limited, a company formed under the laws of Hong Kong, in exchange for [ ] subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) and [ ] common units (the “Common Units,” and together with the Subordinated Units, the “Sponsor Securities”) representing limited partner interests in the Partnership, collectively representing an aggregate [ ]% limited partner interest in the Partnership;

b)	Pursuant to the Second Contribution and Conveyance Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Second Contribution Agreement”), Navios Maritime Acquisition will sell to the Partnership all of the outstanding shares of capital stock of Shinyo Kieran Limited, a company formed under the laws of the British Virgin Islands, and Shinyo Saowalak Limited, a company formed under the laws of the British Virgin Islands, in exchange for (i) all of the net proceeds from the Offering, (ii) $126.0 million of the $126.0 million borrowed by the Partnership under the New Credit Facility (as defined below), (iii) the issuance of [ ] Common Units and [ ] Subordinated Units to Navios Maritime Acquisition and (iv) the issuance of [ ] general partner units representing a 2.0% general partner interest in the Partnership (the “General Partner Units”) and all of the Partnership’s incentive distribution rights (the “Incentive Distribution Rights”) to the General Partner.

c)	Pursuant to a Share Purchase Agreement substantially in the form filed as an exhibit to the Registration Statement (the “Share Purchase Agreement”), Navios Maritime Acquisition will sell to the Partnership all of the outstanding shares of capital stock of Shinyo Kieran Limited and Shinyo Saowalak Limited (the “Sold Operating Subsidiaries” and, together with the Contributed Operating Subsidiaries, the “Operating Subsidiaries”) in exchange for, among other consideration, [ ] subordinated units and [ ] common units (the “Common Units,” and together with the Subordinated Units, the “Sponsor Securities”) representing limited partner interests in the Partnership (the “Subordinated Units”) collectively representing an aggregate [ ]% limited partner interest in the Partnership;

d)	The Partnership will issue to the General Partner [ ] General Partner Units and all of the Incentive Distribution Rights;

e)	The Partnership will issue the Initial Securities to the public representing a [ ]% limited partner interest in the Partnership, and the Partnership will use the proceeds as described under “Use of Proceeds” in the Registration Statement;

f)	Navios Maritime Holdings, Inc., a Marshall Islands corporation (“Navios Maritime Holdings”), Navios Maritime Partners L.P., a Marshall Islands limited partnership (“Navios Maritime Partners”), Navios Maritime Acquisition, the General Partner, the Partnership and the Operating Company will enter into an omnibus agreement (the “Omnibus Agreement”), which sets forth certain agreements concerning competition among the parties thereto and concerning the indemnification of the Partnership following the closing of the Offering;

g)	The Partnership and Navios Tankers Management Inc., a Marshall Islands corporation (the “Manager”), will enter into a management agreement (the “Management Agreement”) pursuant to which the Manager will provide certain commercial and technical management services to the Partnership;

h)

The Partnership and the Manager will enter into an administrative services agreement (the “Administrative Services Agreement” and, together with the First Contribution Agreement, Second Contribution Agreement, Share

Purchase Agreement, Omnibus Agreement and Management Agreement, the “Navios Agreements”) pursuant to which the Manager will provide certain advisory and administrative services to the Partnership; and

i)	The General Partner, in its individual capacity and in its capacity as the general partner of the Partnership, will approve, adopt, execute and deliver on behalf of itself and on behalf of each person who purchases a Common Unit an amended and restated agreement of limited partnership (the “Partnership Agreement”) of the Partnership substantially in the form of Appendix A to the Prospectus (as defined below).

The General Partner, the Partnership and the Operating Company are hereinafter collectively referred to as the “Partnership Parties,” and together with the Operating Subsidiaries are hereinafter referred to collectively as the “Partnership Entities.” Navios Maritime Acquisition and the Partnership Parties are hereinafter referred to collectively as the “Navios Parties,” and collectively with the Operating Subsidiaries, the “Navios Entities.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-199235), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [                    ] [A.M./P.M.], New York City time, on [            ], 2014 or such other time as agreed by the Partnership and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Navios Parties. Each of the Navios Parties represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership’s knowledge, contemplated. The Partnership has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendments thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Merrill Lynch expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Partnership has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv) Projections. Each of the statements made by the Partnership in the Registration Statement and the General Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the 1933 Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash, distributable cash flow and future cash distributions of the Partnership, and any statements, including any assumptions, made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(v) Testing-the-Waters Materials. The Partnership has not alone engaged in any Testing-the-Waters Communication and has not authorized anyone to engage in Testing-the-Waters Communications.

(vi) Partnership Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer.

(vii) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(viii) Independent Accountants. PricewaterhouseCoopers S.A., who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board.

(ix) No Restrictions. There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of the Marshall Islands.

(x) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the entities purported to be shown thereby on the basis stated therein on the dates indicated and the results of operations, comprehensive income, cash flows and changes in partners’ capital of the Partnership and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(xi) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities considered as one enterprise, or otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (C) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class of its outstanding general partner or limited partner interests.

(xii) Formation and Qualification of the Navios Parties. Each of the Navios Parties has been duly formed or incorporated, as applicable, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of the jurisdiction of its incorporation or organization, and each of the Navios Parties has full partnership, limited liability company or corporate power and authority, as applicable, necessary to enter into and perform its obligations under the Navios Agreements to which it is a party, and the power and authority to own, lease and operate the Vessels (as defined below). Each of the Navios Parties is duly qualified to transact business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each other jurisdiction in which such qualification is required for the conduct of the business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability or disability.

(xiii) Power and Authority to Act as General Partner. The General Partner has, and as of the Closing Time and each Date of Delivery will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv) Ownership of the General Partner. Navios Maritime Acquisition owns, and as of the Closing Time and each Date of Delivery will own, all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”) and are fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 51 of the Marshall Islands Limited Liability Company Act (the “Marshall Islands LLC Act”)); and Navios Maritime Acquisition owns, and as of the Closing Time and each Date of Delivery will own, such membership interests free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims (collectively, “Liens”), restrictions on transferability in the GP LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv) Ownership of the General Partner Interest in the Partnership. [Except as otherwise agreed,] the General Partner is the sole general partner of the Partnership, and as of the Closing Time and each Date of Delivery, the General Partner will be the sole general partner with a 2.0% general partner interest and the Incentive Distribution Rights in the Partnership; such general partner interest will have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, General Disclosure Package and the Prospectus or the Partnership Agreement).

(xvi) Authorization and Ownership of the Sponsor Securities and Incentive Distribution Rights. After giving effect to the Transactions and assuming no purchase by the Underwriters of any Option Securities, at the Closing Time and each Date of Delivery, Navios Maritime Acquisition will own the Sponsor Securities. At the Closing Time and any Date of Delivery, the General Partner will own all of the Incentive Distribution Rights. At the Closing Time and any Date of Delivery, the Sponsor Securities and the Incentive Distribution Rights and the limited partner interests represented thereby, will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 41 of the Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”)) and Navios Maritime Acquisition will own the Sponsor Securities, and the General Partner will own the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, General Disclosure Package and the Prospectus or the Partnership Agreement).

(xvii) Authorization and Valid Issuance of the Securities. At the Closing Time and any Date of Delivery, the Securities and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 41 of the Marshall Islands LP Act); and at the Closing Time, the Option Securities and the limited partner interests represented thereby will be duly authorized for issuance and sale pursuant to the Partnership Agreement and, upon exercise of the option provided in Section 2(b), when issued and delivered by the Partnership to the Underwriters pursuant to Section 2(b), the Option Securities will be validly issued and fully paid and non-assessable (except as such nonassessability may be affected by matters described in Section 41 of the Marshall Islands LP Act); the Common Units conform to all statements relating thereto contained in the Registration Statement, General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the Partnership Agreement; no holder of the Securities will be subject to personal liability by reason of being such a holder.

(xviii) Ownership of the Operating Company. The Partnership owns, or at the Closing Time and each Date of Delivery will own, all of the issued and outstanding membership interests of the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”) and are fully paid (to the extent required by the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 51 of the Marshall Islands LLC Act); and the Partnership owns such membership interests free and clear of all Liens. As of the date of this Agreement, the only subsidiaries of the Partnership are, or at the Closing Time and each Date of Delivery, the only subsidiaries of the Partnership will be, the Operating Company and the Operating Subsidiaries.

(xix) Ownership of the Operating Subsidiaries. As of the Closing Time and each Date of Delivery, the Operating Company will own, or will have the right to acquire, all of the issued and outstanding shares of capital stock of each of the Operating Subsidiaries; such shares of capital stock will be duly authorized and validly issued in accordance with the articles of incorporation and by-laws of the Operating Subsidiaries and are fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 43 and 44 of the Marshall Islands Business Corporations Act); and the Operating Company owns such shares of capital stock free and clear of all Liens other than those Liens arising under (A) the 8.125% Notes due 2021 (the “2021 Notes”) that Navios Maritime Acquisition issued in October 2010 and (B) the new credit agreement substantially in the form filed as an exhibit to the Registration Statement (the “New Credit Facility”) providing for a $126.0 million revolving credit facility.

(xx) Capitalization. At the Closing Time, after giving effect to the Transactions and assuming no exercise of the option provided in Section 2(b), the issued and outstanding limited partner interests of the Partnership will consist of [                    ] Common Units, [                    ] Subordinated Units and the Incentive Distribution Rights, and the issued and outstanding general partner interests of the Partnership will consist of [                    ] General Partner Units. Assuming no exercise of the option provided in Section 2(b), other than the Incentive Distribution Rights, the Sponsor Securities and the General Partner Units, the Initial Securities will be the only partnership interests in the Partnership issued and outstanding at the Closing Time.

(xxi) No Preemptive Rights or Options; No Registration Rights. Except as identified in the Registration Statement, the General Disclosure Package and the Prospectus or contained in the relevant organizational documents of the Partnership Entities, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (B) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(xxii) Authority and Authorization. Each of the Navios Parties has the legal right and power, and all authorization and approval required by law, to enter into this Agreement. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Securities to the Underwriters in accordance with and upon the terms and conditions set forth in this Agreement. At each Date of Delivery, all corporate, partnership and limited liability company action (including unitholder, stockholder, member or partner action), as the case may be, required to be taken by any of the Navios Parties for the authorization, issuance, sale and delivery of the Securities, and by the Navios Parties for the execution and delivery of the Navios Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Navios Agreements shall have been validly taken.

(xxiii) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Navios Entities.

(xxiv) Authorization, Execution, Delivery and Enforceability of the Organizational Agreements and the Navios Agreements. At or before the Closing Time, each of the Partnership Agreement, GP LLC Agreement and the Operating Company LLC Agreement (collectively, the “Organizational Agreements”) and each of the Navios Agreements will have been duly authorized, executed and delivered by the parties thereto, and each are or will be a valid and legally binding agreement of such parties, enforceable against such parties in accordance with their terms, provided that, with respect to each agreement described in this subsection, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such Organizational Agreements and Navios Agreements may be limited by applicable laws and public policy.

(xxv) Enforceability of Other Agreements. At the Closing Time, each of the agreements listed on Schedule D (collectively, the “Other Agreements”) will be duly authorized and delivered by each of the Partnership Entities party thereto and, assuming the due authorization and delivery by the other parties thereto, will be a valid and legally binding agreement of such Partnership Entity, enforceable against it in accordance with its terms, except where the failure to be enforceable would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Transactions; provided that, with respect to each agreement described in this subsection, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws.

(xxvi) Absence of Violations, Defaults and Conflicts. None of the Partnership Parties is (A) in violation of its articles of incorporation, partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Partnership Parties is a party, including without limitation the Navios Agreements to the extent binding on the Partnership Parties, or by which it or any of them may be bound, or to which any of the property or assets of any of the Partnership Parties is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Partnership Parties or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Navios Agreements, including the consummation of the Transactions and the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (including but not limited to the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by each of the Navios Parties with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation, partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document of any of the Partnership Parties or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Parties.

(xxvii) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Navios Parties or any of their properties or assets is required in connection with the Offering, issuance or sale by the Partnership of the Securities, the execution, delivery and performance of this Agreement and the Navios Agreements by the Navios Parties that are parties thereto and, on or prior to the Closing Time or applicable Date of Delivery, the performance of the Navios Agreements, the Organizational Agreements and the Other Agreements by the Navios Parties that are parties thereto or the consummation of the Transactions to be consummated on or prior to the applicable Date of Delivery except (A) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the 1934 Act and state securities or “Blue Sky” laws, (B) for such consents that have been, or prior to the Closing Time or applicable Date of Delivery will be, obtained, (C) for such consents that, if not obtained, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Navios Parties to consummate the transactions contemplated herein and (D) as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxviii) Absence of Labor Dispute. No labor dispute with the employees of any of the Navios Parties exists or, to the knowledge of the Navios Entities, is imminent, and the Navios Entities are not aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxix) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Navios Entities, threatened against or affecting any of the Navios Parties, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the Transactions as contemplated in this Agreement or the performance by the Navios Parties of their obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which any of the Navios Parties are parties or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xxx) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxxi) Possession of Intellectual Property. The Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Partnership Entities has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Navios Entities of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the Transactions, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxxiii) Absence of Manipulation. None of the Navios Parties nor any affiliate thereof has taken, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act. For the avoidance of doubt, the foregoing sentence shall not include any activities by the Underwriters as to which the Navios Parties make no representation.

(xxxiv) Vessel Title and Registration. Each of the vessels listed on Schedule B hereto (the “Vessels”) has been duly registered as a vessel under the laws of the jurisdiction set forth opposite its name on Schedule B and is solely owned by the Operating Subsidiary set forth opposite its name on Schedule B. As of the Closing Date, (a) each such Operating Subsidiary will have good and marketable title to the applicable Vessel, and (b) each such Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction, in both cases except for such Liens, defects of the title of record, failure to pay such taxes, fees and other amounts (A) as described, and subject to the limitations contained, in the Registration Statement, General Disclosure Package and the Prospectus, (B) arising under the New Credit Facility or (C) as do not, individually or in the aggregate, materially affect the value of any such Vessel and do not materially interfere with the use of any such Vessel as it has been used in the past and is proposed to be used in the future, as described in the Registration Statement, General Disclosure Package and the Prospectus.

(xxxv) Possession of Licenses and Permits. Except as described in or contemplated by the Disclosure Package and the Prospectus, and except for those that are the responsibility of the counterparties to obtain pursuant to the terms of the agreements set forth in Schedule D relating to the Vessels as such agreements are currently in effect (the “Charter Agreements”), each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Each of the Partnership Entities are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Partnership Entities have received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(xxxvi) Title to Property. As of the Closing Time and each Date of Delivery, each of the Partnership Entities will have good and marketable title to all real property described in the Prospectus as owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the business of the Partnership Entities, considered as one enterprise, and under which the Partnership Entities hold properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and none of the Partnership Entities have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease, other than such claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxvii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Partnership Entities has, or operates pursuant to, or at the Closing Time will have or will operate pursuant to, all applicable permits, authorizations and approvals required to conduct its business in the manner described in the Registration Statement, General Disclosure Package and the Prospectus under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Navios Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(xxxviii) Prohibition on Dividends. Except as described in or contemplated by the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and as provided in the New Credit Facility and by Section 40 of the Marshall Islands LLC Act, neither the Operating Company nor any Operating Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership or the Operating Company, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership, the Operating Company or any other subsidiary of the Partnership.

(xxxix) Accounting Controls and Disclosure Controls. The Partnership Entities maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (1) no material weakness in the Partnership Entities’ internal control over financial reporting (whether or not remediated) and (2) no change in the Partnership Entities’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership Entities’ internal control over financial reporting.

The Partnership Entities maintain an effective system of disclosure controls and procedures (to the extent required by and as such term is defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Partnership’s management to allow timely decisions regarding disclosure.

(xl) Compliance with the Sarbanes-Oxley Act. On the Closing Date and any Date of Delivery, the Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith.

(xli) Stamp Taxes. There are no stamp or other issuance or transfer taxes payable by or on behalf of the Underwriters in connection with the execution and delivery of this Agreement, the issuance by the Partnership or sale by the Partnership of the Common Units or the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Navios Agreements.

(xlii) Payment of Taxes. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material foreign, federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, other than those (A) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (B) that, if not paid, would not have a Material Adverse Effect.

(xliii) Investment Company Act. The Partnership is not now, nor after giving effect to the Transactions will be, an “investment company” or a company “controlled by” an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xliv) Passive Foreign Investment Company. After giving effect to the Transactions, and after giving effect to the exercise in full of the option provided in Section 2(b) hereof, based on the Partnership’s current and expected assets, income and operations as described in the Registration Statement, General Disclosure Package and the Prospectus, and based on the assumptions and subject to the limitations described therein, the Partnership believes that it will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code for the tax year ending December 31, 2014 and believes that it is not likely to become a PFIC for any future tax year.

(xlv) Section 883 Exemption. After giving effect to the Transactions and the exercise in full of the option provided in Section 2(b) hereof, based on the description of the Partnership set forth in the Registration Statement, General Disclosure Package and the Prospectus, and based on the assumptions and subject to the limitations described therein, the Partnership believes that it will qualify for the exemption from U.S. federal income tax on its U.S. source international transportation income under Section 883 of the Internal Revenue Code for the tax year ending December 31, 2014 and for future tax years.

(xlvi) Tax Status. None of the Partnership Entities, other than the Partnership, is classified as an association taxable as a corporation for United States federal income tax purposes. Each of the Partnership Entities, other than the Partnership, has properly elected or will properly elect to be disregarded as an entity separate from its owner effective no later than as of the closing date of the Offering for United States federal income tax purposes and has not revoked such election.

(xlvii) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Partnership Entities have no reason to believe that they will not be able (A) to renew their existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage with respect to their respective businesses from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not result in a Material Adverse Effect.

(xlviii) Statistical and Market-Related Data. Any statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Partnership believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Partnership has obtained the written consent to the use of such data from such sources.

(xlvix) Foreign Corrupt Practices Act. None of the Partnership Entities or, to the knowledge of the Partnership Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of any of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) since January 1, 2011, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Partnership Entities and, to the knowledge of the Partnership Entities, the Partnership Entities’ affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. For the avoidance of doubt, as used in this subsection and in subsection (l), references to any director, officer, agent, employee, affiliate or other individual or entity acting on behalf of the Partnership Entities shall be deemed to refer to such persons only insofar as they act in such capacities.

As used in this subsection and subsections (xlix), (l) and (li), the knowledge of the Partnership Entities shall mean the actual knowledge of the directors, executive officers and significant employees named in the Partnership’s Registration Statement.

(l) Money Laundering Laws. To the extent the Partnership Entities are subject to such requirements, the operations of the Partnership Entities have, since January 1, 2011, complied with the applicable requirements of and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Navios Entities, threatened.

(li) OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer, employee, affiliate or agent of the Partnership Entities or any of their subsidiaries is an entity or individual (“Person”) currently the subject or target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United States Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant sanctions authority applicable to the Partnership Entities, in each case, solely to the extent applicable to the Partnership Entities (collectively, “Sanctions”), nor are the Partnership Entities located, organized or resident in a country or territory that is the subject of Sanctions (including as of the date of this Agreement, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria—each an “Embargoed Country”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, vessel or other Person, to fund any activities of or business with any Person or vessel subject to Sanctions, or in any Embargoed Country, that, at the time of such funding, is the subject of Sanctions, or in any manner that would result in a violation of Sanctions by the Partnership Entities or any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(lii) Dealings with Sanctioned Countries. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer or agent of the Partnership Entities or any of their subsidiaries or any Person in control of the Partnership Entities has, since January 1, 2011, (A) engaged in or is currently engaged in any dealings or transactions with any Person subject to Sanctions, or in any Embargoed Country, that at the time of the dealing or transaction would subject the Partnership Entities or any of the Partnership Entities’ directors, officers, agents or Persons in control of the Partnership Entities to Sanctions or (B) been subject to civil or criminal enforcement for the violation of Sanctions. The Partnership Entities will operate their businesses in a manner that is compliant with Sanctions laws and regulations from the perspective of the Partnership Entities, any director, officer or other affiliate or agent of the Partnership Entities or any of their subsidiaries and/or any person participating in the offering, whether as underwriter, advisor, investor or otherwise, and will take such actions as it may be permitted to take under law and contract as the Partnership Entities may deem necessary or appropriate to avoid violations of Sanctions laws and regulations from such various perspectives including, to the extent so necessary, the exercise of its contract rights to reject port calls in certain locations, including Iran, by its charterers. The Partnership Entities have and will maintain in place written systems, policies and procedures reasonably designed to monitor and ensure compliance with the preceding representations.

(liii) No Broker’s Fees. None of the Navios Parties is party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of the Navios Parties or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(liv) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that is not so described.

(lv) Private Placement. The offer, sale and issuance of the Sponsor Securities to Navios Maritime Acquisition and the Incentive Distribution Rights to the General Partner pursuant to the Option Agreement/Stock Purchase Agreement and the Partnership Agreement are exempt from the registration requirements of the 1933 Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Navios Parties has taken or will take any action that would cause the loss of such exemption.

(lvi) Rating. None of the Partnership Entities have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(b) Officer’s Certificates. Any certificate signed by any officer of any of the Navios Entities delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such executing party to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per unit set forth in Schedule C-1, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [                    ] Common Units at the price per unit set forth in Schedule C-1, less an amount per unit equal to any distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional units.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each Representative, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Partnership Entities. The Partnership Entities, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Offering. The Partnership will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Delivery of Registration Statements. The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c) Delivery of Prospectuses. The Partnership has furnished or will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary for the Partnership to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Partnership shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Partnership has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Partnership will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(e) Blue Sky Qualifications. The Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Partnership will use its best efforts to effect and maintain the listing of the Common Units (including the Option Units) on the New York Stock Exchange.

(i) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Navios Parties will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or (B) any offer for sale, sale or other issuance of Common Units or other securities to Navios Maritime Acquisition or any of its subsidiaries in connection with the acquisition by the Partnership of any assets from Navios Maritime Acquisition or any of its subsidiaries, provided that any such recipient of Common Units or other securities enters into a lock-up arrangement for the remainder of the 180-day restricted period.

(j) Reporting Requirements. The Partnership, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. Additionally, the Partnership shall report the use of proceeds from the issuance of the Common Units as may be required under Rule 463 under the 1933 Act.

(k) Issuer Free Writing Prospectuses. The Partnership represents and agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required by the Partnership to be filed with the Commission or retained by the Partnership under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing

Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Emerging Growth Company Status. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 3(i).

SECTION 4. Payment of Expenses.

(a) Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of the obligations of the Navios Parties under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, provided that the cost of any chartered aircraft in connection with the “road show” shall be borne 50% by the Partnership and 50% by the Underwriters (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) hereof, the Partnership shall reimburse the Underwriters for all of their reasonable, documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Navios

Parties contained herein or in certificates of an officer of any of the Navios Parties delivered pursuant to the provisions hereof, to the performance by the Navios Parties of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership’s knowledge, contemplated; and the Partnership Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of U.S. Counsel for the Navios Entities. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, U.S. counsel for the Navios Entities, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Marshall Islands Counsel for the Navios Entities. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Reeder & Simpson, P.C., Marshall Islands counsel for the Navios Entities, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters with respect to such matters as the Representatives may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Navios Parties and certificates of public officials.

(e) Opinion of Hong Kong Counsel for the Navios Entities. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Holman Fenwick Willan LLP, Hong Kong counsel for the Navios Entities, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(f) Opinion of British Virgin Islands Counsel for the Navios Entities. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Maples and Calder, British Virgin Islands counsel for the Navios Entities, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(g) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received (i) a certificate of the Chief Executive Officer or the President of the Partnership and (ii) a certificate of the chief financial or chief accounting officer of the Partnership, dated the Closing Time, to the effect that (A) since the date of the most recent financial statements included in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or described in such certificate, (B) the representations and warranties of the Partnership, the General Partner and the Operating Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Partnership, the General Partner and the Operating Company have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time and (D) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers S.A. a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers S.A. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(k) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.

(m) Formation Transactions. In connection with the sale of the Initial Securities at the Closing Time, the Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the General Disclosure Package and the Prospectus and the Representatives shall have received evidence that the Transactions have been consummated as the Representatives may reasonably request.

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Navios Parties contained herein and the statements in any certificates furnished by any of the Navios Parties hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. An officers’ certificate, dated such Date of Delivery, of (A) the Chief Executive Officer or the President of the Partnership and (B) the chief financial or chief accounting officer of the Partnership, confirming that the respective certificates they delivered at the Closing Time pursuant to Section 5(g) hereof remain true and correct as of such Date of Delivery.

(ii) Opinion of U.S. Counsel for the Navios Entities. An opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, U.S. counsel for the Navios Entities in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iii) Opinion of Marshall Islands Counsel for the Navios Entities. An opinion of Reeder and Simpson, P.C., Marshall Islands counsel for the Navios Entities, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of Counsel for Underwriters. An opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v) Opinion of Hong Kong Counsel for the Navios Entities. An opinion of Holman Fenwick Willan LLP, Hong Kong counsel for the Navios Entities, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vi) Opinion of British Virgin Islands Counsel for the Navios Entities. An opinion of Maples and Calder, British Virgin Islands counsel for the Navios Entities, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vii) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers S.A., in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(o) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnership in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1 (to the extent such representations and warranties survive in accordance with Section 8), 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Navios Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Navios Entities; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Navios Entities, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Navios Entities, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Navios Entities, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Navios Entities, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Navios Entities, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Navios Entities, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Navios Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Navios Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of a Navios Entity, each officer of the Partnership who signed the Registration Statement, and each person, if any, who controls the Navios Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Navios Entities. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Navios Entities submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Navios Entities and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1 (to the extent such representations and warranties survive in accordance with Section 8), 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Partnership shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); notices to the Navios Parties shall be directed to the Partnership at 85 Akti Miaouli Street, Piraeus, Greece 185 38, attention of Vasiliki Papaefthymiou.

SECTION 12. No Advisory or Fiduciary Relationship. Each of the Navios Entities acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of any of the Navios Entities, or their respective partners, members, stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Navios Entities with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the Navios Entities on other matters) and no Underwriter has any obligation to the Navios Entities with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Navios Entities, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Navios Entities have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Navios Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Navios Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Navios Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. Each Navios Entity (on its behalf and, to the extent permitted by applicable law, on behalf of its equityholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 17. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Partnership (and each employee, representative or other agent of the Partnership) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the Partnership relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Navios Entities and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Navios Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Navios Entities in accordance with its terms.

Very truly yours,

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

By:
Name:
Title:

NAVIOS MARITIME MIDSTREAM PARTNERS GP LLC

By:	Navios Maritime Acquisition Corporation, its sole member

By:
Name:
Title:

NAVIOS MARITIME ACQUISITION CORPORATION

By:
Name:
Title:

NAVIOS MARITIME MIDSTREAM OPERATING LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

[ ]

By:
Name:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per Common Unit for the Securities shall be $[        ].

The purchase price per Common Unit for the Securities to be paid by the several Underwriters shall be $[        ], being an amount equal to the initial public offering price set forth above less $[        ] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated
[ ]

Total

Sch A-1

SCHEDULE B

Operating Subsidiaries

Vessel	Operating Subsidiary	Country of Incorporation

Shinyo Ocean	Shinyo Ocean Limited	Hong Kong

Shinyo Kannika	Shinyo Kannika Limited	Hong Kong

Shinyo Saowalak	Shinyo Saowalak Limited	British Virgin Islands

Shinyo Kieran	Shinyo Kieran Limited	British Virgin Islands

Sch B-1

SCHEDULE C-1

Pricing Terms

1. The Partnership is selling [                    ] Common Units.

2. The Partnership has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [                    ] Common Units.

3. The initial public offering price per Common Units shall be $[        ].

Sch C-1-1

SCHEDULE C-2

Free Writing Prospectuses

Sch C-2-1

SCHEDULE D

Other Agreements

Time Charter Party, entered into on August 28, 2006, by and between Shinyo Kannika Ltd. and Dalian Ocean Shipping Co., as amended from time to time.

Time Charter Party, entered into on December 28, 2006, by and between Shinyo Ocean Limited and Formosa Petrochemical Corporation, as amended from time to time.

Time Charter Party, entered into on June 18, 2008, by and between Shinyo Kieran Limited and Dalian Ocean Shipping Co., as amended from time to time.

Time Charter Party, entered into on June 18, 2008, by and between Shinyo Saowalak Limited and Dalian Ocean Shipping Co., as amended from time to time.

Sch D-1

SCHEDULE E

List of Persons and Entities Subject to Lock-up

Sch E-1

Exhibit A-1

FORM OF OPINION OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

Exhibit A-1-1

Exhibit A-2

FORM OF OPINION OF REEDER & SIMPSON, P.C.

TO BE DELIVERED PURSUANT TO SECTION 5(c)

Exhibit A-2-1

Exhibit A-3

FORM OF OPINION OF HOLMAN FENWICK WILLAN LLP

TO BE DELIVERED PURSUANT TO SECTION 5(e)

Exhibit A-3-1

Exhibit A-4

FORM OF OPINION OF MAPLES AND CALDER

TO BE DELIVERED PURSUANT TO SECTION 5(f)

Exhibit A-4-1

Exhibit B

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS

TO BE DELIVERED PURSUANT TO SECTION 5(l)

[            ], 2014

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated,

[Name of Co-representatives]

 as Representatives of the several

 Underwriters to be named in the

 within-mentioned Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith

                               Incorporated

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by Navios Maritime Midstream Partners L.P.

Dear Sirs:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and [                    ] (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Navios Maritime Midstream Partners L.P., a Marshall Islands limited partnership (the “Partnership”) and Navios Maritime Midstream GP LLC, a Marshall Islands limited liability company (the “General Partner”) and certain of their affiliates, providing for the public offering of Common Units representing limited partner interests in the Partnership (the “Common Units”). In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill

Exhibit B-1

Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(a)	as a bona fide gift or gifts; or

(b)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(c)	as a distribution to limited partners or stockholders of the undersigned; or

(d)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell Common Units purchased by the undersigned on the open market following the public offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:
Print Name:

Exhibit B-2